Exhibit 99.1

January 17, 2025

FOR IMMEDIATE RELEASE

SB Financial Group Announces Completion of Acquisition of Marblehead Bancorp

The State Bank and Trust Company expands footprint to Ottawa County, Ohio

Defiance, Ohio and Marblehead, Ohio, January 17, 2025 – SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial”), parent company of The State Bank and Trust Company (“State Bank”), announced today the successful closing of the previously announced acquisition of Marblehead Bancorp, Inc. ("Marblehead"), parent company of The Marblehead Bank of Marblehead, Ohio (“The Marblehead Bank”). Upon the closing of the merger, Marblehead was combined and merged with and into SB Financial and Marblehead Bank was merged with and into State Bank. The merger agreement was unanimously approved by the Boards of Directors of both bank holding companies and their subsidiary banks and was approved and adopted by the shareholders of Marblehead in accordance with the terms of the merger agreement.

"We are delighted to welcome the staff, clients, community members, and former shareholders of Marblehead and The Marblehead Bank to the SB Financial and State Bank family," said Mark A. Klein, State Bank Chairman, President, and CEO. "Both of our banks share a deep commitment to serving our stakeholders, and this merger strengthens our ability to deliver personalized financial solutions and community-focused service. I am excited to see our teams come together to enhance the banking experience for our customers and foster continued growth in the communities we proudly serve."

Under the terms of the merger agreement, shareholders of Marblehead Bancorp received $196.31 in cash in exchange for each share of Marblehead Bancorp common stock for a transaction valued in aggregate at approximately $5.0 million.

This merger marks a significant milestone in SB Financial’s growth, extending our presence in the vibrant and expanding Northwest Ohio region. By joining forces with The Marblehead Bank, we are better positioned to serve the Marblehead community with an expanded suite of financial products and services. The combined organization, now managing approximately $1.4 billion in assets, is equipped to deliver exceptional service and innovative financial solutions, reflecting our commitment to fostering economic growth in the communities we serve.

Vorys, Sater, Seymour and Pease LLP served as legal counsel to SB Financial. Janney Montgomery Scott served as financial advisor to Marblehead and provided a fairness opinion to its Board of Directors. Shumaker, Loop & Kendrick, LLP served as Marblehead’s legal counsel.

About SB Financial Group, Inc.

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for The State Bank and Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 25 offices: 24 in ten Ohio counties and one in Fort Wayne, Indiana, and 25 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

About Marblehead Bancorp

Headquartered in Marblehead, Ohio, Marblehead is the holding company for The Marblehead Bank. Established in March 1907, The Marblehead Bank was founded to provide local banking services to the residents of the Village of Marblehead, Danbury Township, and nearby communities located on the central shores and islands of Lake Erie. It remains the only brick and mortar bank on the Marblehead Peninsula, operating two full-service bank branch offices. As a full-service community bank, the company provides ease of use and excellent service in the Marblehead Peninsula area and beyond. Learn more about The Marblehead Bank at www.marbleheadbank.com.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com